Exhibit 23.1
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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement, relating to the registration of an indeterminate number of shares of preferred stock and common stock of Beacon Properties Corporation (the "Company") with an aggregate offering price of up to $600,000,000 and debt securities of Beacon Properties, L.P. (the "Operating Partnership") with an aggregate public offering price of up to $400,000,000, on Form S-3 of our report dated January 28, 1997, appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1996 on our audits of the consolidated financial position of the Company as of December 31, 1996 and 1995 and the consolidated results of its operations and its cash flows for the years ended December 31, 1996 and 1995 and for the period May 26, 1994 to December 31, 1994, the combined results of operations and cash flows of The Beacon Group, predecessor to the Company, for the period January 1, 1994 to May 25, 1994, and the related financial statement schedules of the Company as of December 31, 1996.

We also consent to the incorporation by reference of our reports dated March 27, 1997 on our audit of the statements of excess of revenues over specified operating expenses for each of 10880 Wilshire Boulevard in Westwood, California, Centerpointe in Fairfax, Virginia and Westbrook Corporate Center in Westchester, Illinois for the year ended December 31, 1996, which reports were filed with the Securities and Exchange Commission on the Form 8-K of the Company dated
March 27, 1997.

We also consent to the incorporation by reference of our report dated January 21, 1997 on our audits of the consolidated balance sheets of the Operating Partnership as of December 31, 1996 and 1995 and the related consolidated statements of operations, partners' capital and cash flows for the years ended December 31, 1996 and 1995 and the period May 26, 1994 to December 31, 1994, and on the combined results of operations and cash flows of The Beacon Group for the period January 1, 1994 to May 25, 1994, which report was filed with the Securities and Exchange Commission on Form 10 of the Operating Partnership.

We also consent to the reference to our Firm under the caption "Experts".


Boston, Massachusetts                         /s/ COOPERS & LYBRAND L.L.P.
March 26, 1997